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                                                                                                                          Exhibit 12

                                                     WEIRTON STEEL CORPORATION
                         STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES, EBITDA TO
                                             INTEREST EXPENSE, AND NET DEBT TO EBITDA

                                                                 (dollars in thousands, except where stated otherwise)

CALCULATION OF EARNINGS TO FIXED CHARGES
- ----------------------------------------

                                                Three Months Ended
                                                     March 31,                          Year Ended December 31,
                                             ------------------------ -------------------------------------------------------------
                                                 1996         1995        1995        1994        1993         1992         1991
                                                 ----         ----        ----        ----        ----         ----         ----
Consolidated Fixed Charges:
Income Before Income Tax                        ($3,460)     $39,844     $68,329     $46,466    ($56,162)    ($40,876)    ($78,715)
Interest Expense                                 10,733       10,502      42,519      49,999      52,802       40,921       32,833
Debt Fee Amortization                               846          444       2,212       2,509       1,965        1,219        2,024
33.3% of Lease Expense                              325          559       1,566       2,235       2,449        2,140        2,163
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------
             SEC Definition of Earnings          $8,444      $51,348    $114,626    $101,209      $1,054       $3,404     ($41,695)

Interest Expense                                $10,733      $10,502     $42,519     $49,999     $52,802      $40,921      $32,833
Debt Fee Amortization                               846          444       2,212       2,509       1,965        1,219        2,024
33.3% of Lease Expenses                             325          559       1,566       2,235       2,449        2,140        2,163
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------
             SEC Definition of Fixed Charges    $11,904      $11,504     $46,297     $54,743     $57,216      $44,280      $37,020

Earnings / Fixed Charges                           0.71         4.46        2.48        1.85        0.02         0.08        (1.13)
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------
Earnings deficiency (in millions)                  $3.5            -           -           -       $56.2        $40.9        $78.7
                                                    ---   ----------   ---------  ----------        ----         ----         ----

CALCULATION OF EBITDA TO INTEREST EXPENSE
- -----------------------------------------

                                                Three Months Ended
                                                     March 31,                          Year Ended December 31,
                                             ------------------------ -------------------------------------------------------------
                                                 1996         1995        1995        1994        1993         1992         1991
                                                 ----         ----        ----        ----        ----         ----         ----

Income (loss) before taxes                      ($3,460)     $39,844     $68,329     $46,466    ($56,162)    ($40,876)    ($78,715)
 Interest expense                                10,733       10,502      42,519      49,999      52,802       40,921       32,833
 Depreciation                                    14,505       15,135      54,699      46,309      49,113       38,617       34,335
 Amortization                                       442          444       2,212       2,509       1,965        1,219        2,024
 Business interruption recoveries                     -      (34,000)    (41,502)    (20,000)          -            -            -
 Property damage recoveries                           -            -      (9,000)    (44,746)          -            -            -
 Provision for pofit sharing                          -        9,758      12,099       9,917           -            -            -
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------


              EBITDA                            $22,220      $41,683    $129,356     $90,454     $47,718      $39,881      ($9,523)
                                                -------      -------    --------     -------     -------      -------      -------

EBIDTA to interest expense                         2.07         3.97        3.04        1.81        0.90         0.97            -
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------

CALCULATION OF NET DEBT TO EBITDA
- ---------------------------------

                                                Three Months Ended
                                                     March 31,                          Year Ended December 31,
                                             ------------------------ -------------------------------------------------------------
                                                 1996         1995        1995        1994        1993         1992         1991
                                                 ----         ----        ----        ----        ----         ----         ----

Debt                                           $407,907     $394,533    $407,869    $394,505    $495,252     $503,241     $505,299
Cash                                           (104,432)     (82,262)   (131,811)    (62,905)    (89,002)     (61,195)     (84,163)
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------
              Net debt                         $303,475     $312,271    $276,058    $331,600    $406,250     $442,046     $421,136
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------

Net Debt to EBITDA                                 3.41         1.87        2.13        3.67        8.51        11.08            -
                                             ----------   ----------   ---------  ----------   ---------   ----------   ----------
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